Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114600, 333-121681, 333-127629, 333-130872, 333-143280, 333-159857, 333-159913) and the Registration Statements on Form S-8 (No. 333-119898 and 333-160790) of Delcath Systems, Inc. of our report dated February 24, 2010, relating to the financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ CCR LLP
Glastonbury, Connecticut